UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 9, 2009

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 CONSTITUTION DRIVE MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in our Current Report on Form 8-K filed on January 28, 2009, John P. Walker resigned from the Company’s Board of Directors on January 28, 2009. Mr. Walker was a member of the Company's Audit Committee, and, as a result of his resignation, the composition of the Company's Audit Committee was reduced from three members to two members.

Nasdaq’s Marketplace Rule 4350 requires, among other things, that the Company’s Audit Committee have at least three independent members. On February 9, 2009, the Company received a letter from the Nasdaq Listing Qualifications Department indicating that the Company was not in compliance with Nasdaq Marketplace Rule 4350 with respect to audit committee composition requirements as a result of Mr. Walker’s resignation. With the appointment of Patrick J. Zenner to the Audit Committee, as disclosed under Item 5.02 below, the Company is now in compliance with Nasdaq Marketplace Rule 4350. On February 11, 2009, the Company issued a press release with respect to the foregoing in accordance with Nasdaq Marketplace Rules. A copy of this press release is attached hereto as Exhibit 99.1.

Item 5.02(b)   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2009, the Company’s Board of Directors appointed Patrick J. Zenner to the Company’s Audit Committee.

Item 9.01.     Financial Statements and Exhibits

Exhibit 99.1        Press release dated February 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date:	February 11, 2009	By:	/s/	David L. Greenwood
David L. Greenwood
Executive Vice President Chief Financial Officer